SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

August 4, 2003

THE EXPLORATION COMPANY OF DELAWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-9120	84-0793089
(State of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

500 North Loop 1604 East, Suite 250
San Antonio, Texas	78232
(Address of principal executive offices)	(Zip Code)

(210) 496-5300
(Registrant's telephone number,
including area code)

Item 5: Other Events

The Registrant issued a press release on August 4, 2003, entitled "The Exploration Company Reports Second-Quarter Results; Announces $16 Million Private Placement of Common and Preferred Stock". The private placement agreement was signed on August 1 and is expected to close and fund in late August.

On August 6, 2003 the Registrant issued a press release announcing the webcast of its presentation at the Oil and Gas Conference. Their presentation will be webcast on a delayed basis and will be available Thursday, August 7, on the Internet at TXCO's web site, www.txco.com, and the conference web site, www.theoilandgasconference.com. The presentation will be posted on both web sites for 30 days. An outline of that presentation is included at Exhibit 99.3.

Item 7: Financial Statements and Exhibits

(c)	Exhibits:

	Exhibit Number	Description

	99.1	Press Release dated August 4, 2003, entitled "The Exploration Company Reports Second-Quarter Results; Announces $16 Million Private Placement of Common and Preferred Stock"

	99.2	August 6, 2003 Press Release, entitled "TXCO To Webcast 8th Oil & Gas Conference Presentation"

	99.3	Outline of TXCO's August 6, 2003 Presentation to the 8th Oil & Gas Conference

Item 9: Regulation FD Disclosure

The above referenced press release, dated August 4, 2003, included an operations update and supplemental information with respect to the Registrant's financial results.

On August 6, 2003 the Registrant delivered a presentation to the 8th Oil and Gas Conference in Denver, Colorado. An outline of that presentation is included at Exhibit 99.3. During the presentation, Mr. Sigmon gave an operations update and Mr. Thomae reviewed second quarter financial information. Items mentioned that are not included on the outline provided were:

The operations update included a reference to the testing of the Comanche 2-112H well in early August at a flow rate of 1,700 BOPD, and that Blue Star's Taylor 1-132 has encountered marine sediments in the transition zone below the  unconformity and was drilling below 14,600 feet.

Mr. Thomae stated the Debt/Asset ratio after the private placement closes is expected to be in the mid-30's percent range.

Item 12: Results of Operations and Financial Condition

The August 4, 2003 press release, attached as Exhibit 99.1, reported the Registrant's financial results for the quarter ended June 30, 2003 and made available supplemental information with respect to such financial results.

The information contained in this report under Items 9 and 12 , including the exhibits, is intended to be furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: August 7, 2003

THE EXPLORATION COMPANY OF DELAWARE, INC.

/s/ P. Mark Stark
P. Mark Stark
Chief Financial Officer
(Principal Accounting and Financial Officer)